For Immediate Release

October 28, 1996

Contact:                   Frank L. Pattillo
                                    Chief Financial Officer
                                    (919) 977-8341
                                    fpattillo@centura.com



CENTURA COMPLETES MERGER WITH FIRSTSOUTH BANK


ROCKY MOUNT, N.C. -- Centura Banks Inc. (NYSE: CBC) has completed its merger with FirstSouth Bank in Burlington, North Carolina.

         The merger gives Centura additional assets of $165 million, four offices and a strong base of new clients along the heavily populated and highly developed I-85 corridor between the Triad region of Greensboro, Winston-Salem, High Point and the Triangle region of Raleigh, Durham, Chapel Hill.

         With assets of $6.0 billion, Centura provides a complete line of banking, investment, insurance and trust services to individuals and businesses throughout North Carolina. It provides services through 170 traditional and supermarket financial centers, more than 230 ATMs at financial centers, Wal-Mart and Sam's stores, its Centura Highway telephone banking center, Quicken and Microsoft Money, the leading personal finance software packages, and America Online, the world's largest provider of online services.

         For further information on Centura, visit Centura Highway on the World Wide Web at http://www.centura.com.